Exhibit 23.1

November 14, 2011

OPKO Health, Inc.

4400 Biscayne Blvd.

Miami, FL 33137

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-144040) and Form S-3 (No. 333-172168) of OPKO Health, Inc. of our reports dated June 26, 2011 and August 4, 2010 relating to the consolidated audited financial statements of Claros Diagnostics, Inc., included in the Current Report on Form 8-K/A of OPKO Health, Inc. dated November 14, 2011.

Kirkland Albrecht & Fredrickson, LLC

Braintree, Massachusetts